UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2005

ANGIODYNAMICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50761	11-3146460

(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804

(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

Howard S. Stern, a director of AngioDynamics, Inc., (the “Company”), has entered into a stock trading plan intended to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934 (“Rule 10b5-1(c)). Mr. Stern’s plan provides for the sale of a specified number of shares of the Company’s common stock each week during the term of the Plan, which will terminate on December 31, 2005. Sales pursuant to Mr. Stern’s plan are to commence during the first week of May, 2005.

To comply with the private letter ruling (the “PLR”) obtained by E-Z-EM, Inc. (“E-Z-EM”), the Company’s former parent company, from the Internal Revenue Service in connection with E-Z-EM’s spin-off of the Company in October 2004, annual sales by Mr. Stern of the Company’s common stock may not exceed 1% of the Company’s outstanding shares and must be made concurrently with sales by Mr. Stern of a proportional number of shares of common stock of E-Z-EM. Mr. Stern currently holds 1,795,058 shares of AngioDynamics common stock (including 88,643 shares issuable under currently exercisable options), which represents approximately 15.2% of the outstanding common stock.

David P. Meyers, a director of the Company, has entered into a stock trading plan intended to comply with Rule 10b5-1(c). Mr. Meyers’ has plan provides for the annual sale of up to 110,000 shares of the Company’s Common Stock over the two-year term of the plan. To comply with the PLR, annual sales by Mr. Meyers of the Company’s common stock may not exceed 1% of the Company’s outstanding shares and must be made concurrently with sales by Mr. Meyers of a proportional number of shares of common stock of E-Z-EM. Sales pursuant to Mr. Meyers’ plan are to commence on or after April 1, 2005.

Mr. Meyers currently holds 492,594 shares of AngioDynamics common stock (including 36,900 shares issuable under currently exercisable options), which represents approximately 4.2% of the outstanding common stock.

Eamonn P. Hobbs, the Company’s President, Chief Executive Officer and a director, has entered into a stock trading plan intended to comply with Rule 10b5-1(c). Mr. Hobbs’ plan provides for sales of up to 462,046 shares of the Company’s common stock in specified amounts subject to specified stock price levels. Sales under Mr. Hobbs’ plan are to commence on or after May 13, 2005 and to end on or before March 3, 2007. Shares sold under the plan will be acquired through the exercise by Mr. Hobbs of non-qualified stock options granted under the Company’s 1997 Stock Option Plan, most of which expire in March, 2007.

The Company’s other executive officers have entered into trading plans intended to comply with Rule 10b5-1(c). Shares sold under these plans will be acquired through the exercise of non-qualified stock options granted under the Company’s 1997 Stock Option Plan. Sales under these plans are to commence in either March or April 2004.

Sales made pursuant to the Rule 10b5-1(c) plans described in this report will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.

SIGNATURES: Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2005	ANGIODYNAMICS, INC.
(Registrant)

	By:	/s/ Joseph G. Gerardi
—————————————————
Joseph G. Gerardi Vice President, Chief Financial Officer